Exhibit 24

SECTION 16

POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by Sinovac Biotech Ltd. (the “Company”), the undersigned hereby constitutes and appoints each of the Chief Financial Officer of the Company, who is currently Nan Wang, and the General Counsel of the Company, who is currently Jia Zhao, and their respective successors, as may be amended from time to time, signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder; and

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms (including amendments thereto) with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of March, 2026.

/s/ Jing Li
JING LI

[Signature Page to Power of Attorney]